UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2005

MAD CATZ INTERACTIVE, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	001-14944	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Mission Valley Road, Suite 101

San Diego, California 92108

(Address of Principal Executive Offices)

(619) 683-9830

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 23, 2005, the Board of Directors of Mad Catz Interactive, Inc. (the “Company”) appointed Geofrey Myers as a director of the Company. Mr. Myers will serve until the 2006 Annual Meeting of Shareholders and until his successor is duly elected and qualified. Mr. Myers has not been named as a member of any committees of the Board of Directors.

Mr. Myers is a partner in the law firm of Lang Michener LLP, which has been retained by the Company during the past and the current fiscal year. The Company has paid Lang Michener $214,453 for legal services in fiscal year 2005 and $32,635 in fiscal year 2006. These fees did not exceed 5% of Lang Michener’s total revenues in either year.

On September 29, 2005, the Company issued a press release with respect to the election of Mr. Myers to the Board of Directions, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release, dated September 29, 2005, issued by Mad Catz Interactive, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2005	MAD CATZ INTERACTIVE, INC.

	By:	/s/ CYRIL TALBOT III
Name: Cyril Talbot III
Its: Chief Financial Officer

Exhibit Index

Exhibit 99.1.	Press Release, dated September 29, 2005, issued by Mad Catz Interactive, Inc.